EXHIBIT 99

                                                         Report of the Directors
                                       Audited Consolidated Financial Statements

                                                        HARMONIC HALL INVESTMENT
                                                                HOLDINGS LIMITED

             (Incorporated in the British Virgin Islands with limited liability)

                                                                    30 June 1999





                                  ERNST&YOUNG

HARMONIC HALL INVESTMENT HOLDINGS LIMITED

CONTENTS


                                                                           Pages

REPORT OF THE DIRECTORS                                                     3-4

REPORT OF THE AUDITORS                                                        5

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated profit and loss account                                       6

   Consolidated  balance  sheet                                             7-8

   Consolidated  cash flow statement                                       9-10

   Notes to consolidated financial statements                             11-29

HARMONIC HALL INVESTMENT HOLDINGS LIMITED

REPORT OF THE DIRECTORS

The directors herein present their report and the audited consolidated financial statements of the Group for the year ended 30 June 1999.

Principal  activities
---------------------
The principal activity of the Company is investment holding. The principal activities of the subsidiaries have not changed during the year and consisted of the manufacturing, production, distribution and trading of records, cassette tapes, video cassette tapes, compact discs, laser discs, read only memory compact discs, rewritable compact discs and cinematography films and property letting.

Results and dividends
---------------------
The Group's loss for the year ended 30 June 1999 and its state of affairs of the Group at that date are set out in the consolidated financial statements on pages 4 to 27. The directors do not recommend the payment of any dividends in respect of the year.

Fixed  assets
-------------
Details of movements in the fixed assets of the Group are set out in note 7 to the consolidated financial statements.

Subsidiaries
------------
Particulars of the Company's subsidiaries at 30 June 1999 are set out in note 24 to the consolidated financial statements.

Associated companies
--------------------
Particulars of the Group's  associated  companies at 30 June 1999 are set out in note 8 to the consolidated financial statements.

Reserves
--------
Details of movements in the reserves of the Group are set out in note 19 to the consolidated financial statements.

Directors
---------
The directors of the  Company  during  the year  were:

Yiu Siu Hung
Ho Kin Man
Chan Sik Hong, David

There being no provision to the contrary in the Company's Articles of Association, all remaining directors continue in office.

Directors' interests
--------------------

At no time during the year was the Company or any of its subsidiaries a party to any arrangements to enable the Company's directors to acquire benefits by means of the acquisition of shares in or debentures of the Company or any other body corporate.

HARMONIC HALL INVESTMENT HOLDINGS LIMITED

REPORT OF THE DIRECTORS

Directors' interests in contracts
---------------------------------

Except as detailed in note 2 to the consolidated financial statements, no director had a significant beneficial interest in any contract of significance to the business of the Company to which the Company or any of its subsidiaries was a party during the year.

Auditors
--------

Ernst & Young retire and a resolution for their reappointment as auditors of the Company will be proposed at the forthcoming annual general meeting.


ON BEHALF OF THE BOARD



/s/
   --------------------------------
    Chairman




Hong Kong
31 March 2000

ERNST&YOUNG
                            Certified Public Accountants     Phone: 852 29561188
                            10/F, Tower 2, The Gateway       Fax:   852 29560118
                            25-27 Canton Road
                            Kowloon, Hong Kong



To the members
Harmonic Hall Investment  Holdings  Limited
(Incorporated in the British  Virgin Islands with limited  liability)


We have audited the consolidated financial statements on pages 4 to 27 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.


Respective responsibilities of directors and auditors
-----------------------------------------------------
The Company's directors are responsible for the preparation of consolidated financial statements which give a true and fair view. In preparing consolidated financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.


Basis of opinion
----------------
We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the consolidated financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the consolidated financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the consolidated financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.


Opinion
-------
In our opinion the consolidated financial statements give a true and fair view, in all material respects, of the state of affairs of the Group as at 30 June 1999 and of the loss and cash flows of the Group for the year then ended and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.



Ernst & Young


Hong Kong
31 March 2000


HARMONIC HALL INVESTMENT HOLDINGS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Year ended 30 June 1999

                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

TURNOVER                                    3       144,677,656     156,431,118
                                                    ===========     ===========

OPERATING LOSS                              4       (12,000,382)     (6,355,443)
Share of profits less losses of
  associated  companies                                  98,980         626,137
                                                    -----------     -----------
LOSS BEFORE TAXATION                                (11,901,402)     (5,729,306)
Taxation                                    6            (2,029)         44,588
                                                    -----------     -----------
LOSS AFTER TAXATION BUT  BEFORE
  MINORITY  INTERESTS                               (11,903,431)     (5,684,718)

Minority  interests                                    (375,076)       (296,081)
                                                    -----------     -----------

NET  LOSS  ATTRIBUTABLE  TO  SHAREHOLDERS           (12,278,507)     (5,980,799)

Retained profits at beginning of year                57,822,820      63,803,619
                                                    -----------     -----------

RETAINED PROFITS AT END OF YEAR                      45,544,313      57,822,820
                                                    ===========     ===========

RETAINED AS FOLLOWS:
  Company and subsidiaries                           43,327,432      55,704,919
  Associated  companies                               2,216,881       2,117,901
                                                    -----------     -----------

                                                     45,544,313      57,822,820
                                                    ===========     ===========



HARMONIC HALL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEET
30 June 1999

                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

FIXED  ASSETS                               7       264,202,663     304,466,634

INTERESTS  IN  ASSOCIATED  COMPANIES        8         4,356,452       4,257,472

DEFERRED EXPENDITURE                        9           367,150       1,578,115

DEFERRED DEVELOPMENT COSTS                 10         7,133,172              --

CURRENT  ASSETS
Cash and bank balances                                2,370,431       2,665,632
Accounts receivable, prepayments,
  deposits and other receivables                     27,182,432      27,923,113
Due from directors                         11           249,322              --
Inventories                                12        27,030,430      28,745,133
Film rights                                13         1,374,109       2,038,100
                                                    -----------     -----------
                                                     58,206,724      61,371,978
                                                    -----------     -----------

CURRENT LIABILITIES
Bank overdrafts, secured                   7,14      23,482,584      25,295,012
Bank loans, secured                        7,14,15   48,381,496      40,012,000
Accounts payable and accrued liabilities             19,661,353      21,790,441
Trust receipt loans, secured               7,14      11,715,558      37,622,779
Current portion of finance lease payables  16        11,043,514       9,560,440
Due to a related company                   2          2,331,594       4,846,385
Taxation                                                     --           3,385
                                                    -----------     -----------
                                                    116,616,099     139,130,442
                                                    -----------     -----------

NET CURRENT LIABILITIES                             (58,409,375)    (77,758,464)
                                                    -----------     -----------

TOTAL ASSETS LESS CURRENT LIABILITIES               218,650,062     232,543,757
                                                    -----------     -----------

LONG TERM LIABILITIES
Bank loans, secured                        7,14,15   22,570,882      13,646,000
Long term portion of finance lease
  payables                                 16        13,483,333      20,893,706
Due to a director                          2                 --         270,343
Deferred taxation                          17         7,586,260       7,586,260
                                                    -----------     -----------
                                                     43,640,475      42,396,309
                                                    -----------     -----------
MINORITY INTERESTS                                    4,977,373       9,126,085
                                                    -----------     -----------
                                                    170,032,214     181,021,363
                                                    ===========     ===========



HARMONIC HALL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEET (continued)
30 June 1999

                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

SHAREHOLDERS' EQUITY

Share capital                               18            7,800           7,800

Reserves                                    19      124,480,101     123,190,743

Retained profits                                     45,544,313      57,822,820
                                                    -----------     -----------
                                                    170,032,214     181,021,363
                                                    ===========     ===========


/s/                                          /s/
   ------------------------                     ------------------------
   Director                                     Director


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED CASH FLOW STATEMENT
Year ended 30 June 1999

                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

NET CASH INFLOW FROM OPERATING
  ACTIVITIES                              20(a)      14,626,455      77,131,407

RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE
    Interest received                                   277,519         180,173
    Interest paid                                   (11,306,818)     (8,466,558)
    Interest element of finance lease
      payments                                       (2,932,101)     (3,952,564)
                                                    -----------     -----------
Net cash outflow from returns on
  investments and servicing of finance              (13,961,400)    (12,238,949)
                                                    -----------     -----------
TAXATION
  Hong Kong profits taxes paid                           (3,270)             --
  PRC profits taxes paid                                 (2,144)             --
                                                    -----------     -----------
Taxes paid                                               (5,414)             --
                                                    -----------     -----------

INVESTING ACTIVITIES
  Purchases of fixed assets                          (4,223,665)    (50,643,965)
  Proceeds from disposal of fixed  assets             6,189,146         125,206
  Acquisition of additional interests in
    subsidiaries                                    ( 3,087,629)             --
  Proceed from  disposal of interest in
    an associated company                                    --         535,149
  Increase  in amount due from  associated
    companies                                                --          (2,251)
  Payment of  deferred  expenditure                    (412,189)     (1,578,115)
  Payment of deferred development costs              (8,558,012)             --
                                                    -----------     -----------
Net cash outflow from investing activities          (10,092,349)    (51,563,976)
                                                    -----------     -----------
NET CASH INFLOW/(OUTFLOW) BEFORE
 FINANCING ACTIVITIES                                (9,432,708)     13,328,482
                                                    -----------     -----------


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED CASH FLOW STATEMENT (continued)
Year ended 30 June 1999

                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

FINANCING ACTIVITIES                      20(b)
  New bank loans, secured                            37,454,000      20,000,000
  Repayment of bank loans, secured                  (20,159,622)    (17,039,400)
  Cash inflow from sales and leaseback
    transaction                                              --      18,665,715
  Capital element of finance lease
    payments                                         (5,927,299)    (25,474,676)
  Repayment of amount due to a
    director                                           (270,343)     (8,613,816)
  Minority  contribution on additional
    investment in subsidiaries                               --         150,036
  Advance  from  minority  interests                         --         146,801
  Repayment to minority  interests                     (146,801)     (1,860,000)
                                                     -----------     -----------
Net  cash   inflow/(outflow)  from
 financing  activities                               10,949,935     (14,025,340)
                                                    -----------     -----------

INCREASE/(DECREASE)   IN  CASH  AND
  CASH EQUIVALENTS                                    1,517,227        (696,858)

Cash and cash equivalents at beginning
  of year                                           (22,629,380)    (21,932,522)
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR            (21,112,153)    (22,629,380)
                                                    ===========     ===========

ANALYSIS OF THE BALANCES OF CASH AND
  CASH EQUIVALENTS
    Cash and bank balances                            2,370,431       2,665,632

    Bank overdrafts, secured                        (23,482,584)    (25,295,012)
                                                    -----------     -----------
                                                    (21,112,153)    (22,629,380)
                                                    ===========     ===========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Recent events
     -------------
     As shown in the consolidated financial statements, the Group reported a consolidated loss attributable to shareholders of approximately HK$12.3 million for the year ended 30 June 1999 and as at that date, the Group had net current liabilities of approximately HK$58.4 million. However, as at the balance sheet date, a majority shareholder who is also a director of the Company (the "Shareholder"), has undertaken to provide continuing financial support to the Group to meet its liabilities as and when they fall due. In addition, subsequent to the year end date, the Group has entered into agreements with a potential investor whereby the investor agrees to invest HK$80 million in cash into the Group upon fulfillment of certain conditions. In the opinion of the directors, there are strong indications that these conditions will be fulfilled.

     The directors are of the opinion that, in light of the continued support from the Group's Shareholder and the new funding to be provided by the new investor, the Group will have sufficient cash resources to meet its working capital and other financing requirements. Accordingly, the financial statements have been prepared on a going concern basis on the assumption of the Shareholder will provide continuing financial support and the new investor will inject funding to the Group to maintain it as a going concern.

     If the going concern basis is not appropriate, adjustments would have to be made to restate the values of the assets to their break up values, to provide for any further liabilities which might arise and to reclassify non-current assets and liabilities as current assets and current liabilities, respectively.

     Basis of presentation and consolidation
     ---------------------------------------
     The consolidated financial statements incorporate the financial statements of the Company and its subsidiaries for the year ended 30 June 1999 together with the Group's share of the results for the year and post-acquisition reserves of its associated companies as set out below. The results of the subsidiaries and associated companies acquired or disposed of during the year are consolidated from or to their respective dates of acquisition or disposal, respectively All significant intercompany transactions and balances within the Group have been eliminated on consolidation.

     Basis of accounting
     -------------------
     These consolidated financial statements have been prepared in accordance with Hong Kong Statements of Standard Accounting Practice, accounting principles generally accepted in Hong Kong and the disclosure requirements of the Hong Kong Companies Ordinance.

     Goodwill or capital reserve
     ---------------------------
     Goodwill or capital reserve arising on acquisition of subsidiaries and associated companies represents the excess or shortfall of the purchase consideration paid for subsidiaries or associated companies over the fair values ascribed to their net underlying assets at the date of acquisition and is written off or credited to reserves, respectively in the year of acquisition. On disposal of subsidiaries or associated companies, the relevant portion of attributable goodwill or capital reserve previously written off or credited to reserves is realised and accounted for in arriving at the gain or loss on disposal.

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Subsidiaries
     ------------
     A subsidiary is a company in which the Company, directly or indirectly, controls more than half of its voting power or issued share capital or controls the composition of its board of directors.

     Associated  companies
     ---------------------
     An associated company is a company, not being a subsidiary, in which the Group has a long term interest and over which it is in a position to exercise significant influence, including participation in commercial and financial policy decisions. The Group's share of the post-acquisition results of associated companies is included in the consolidated profit and loss account. The Group's investments in associated companies are stated in the consolidated balance sheet at the Group's share of net assets other than goodwill recorded in the associated companies' own financial statements.

     Related parties
     ---------------
     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

     Fixed assets and depreciation
     -----------------------------
     Fixed assets, other than investment properties, are stated at cost or valu-ation less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance, is normally charged to the profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalised as an additional cost of the fixed asset.

     Depreciation is calculated on the straight-line basis to write off the cost or valuation of each asset over the following estimated useful lives:


                                                over the lease terms

     Long term leasehold land                   50 years
     Leasehold  buildings                        7 years
     Plant and machinery                         7 years
     Furniture, fixtures and equipment           7 years
     Motor vehicles                              7 years


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Fixed  assets  and  depreciation  (continued)
     --------------------------------

     The gain or loss on disposal or retirement of a fixed asset recognised in the profit and loss account is the difference between the sales proceeds and the carrying amount of the relevant asset. On disposal or retirement, the attributable revaluation surplus not previously dealt with in retained profits is transferred directly to retained profits. Investment properties are interests in land and buildings in respect of which construction work and development have been completed and which are intended to be held on a long term basis for their investment potential. Such properties are stated at cost as their open market value, as estimated by the directors, is less than HK$50 million. No depreciation is provided on investment properties which are held on leases with an unexpired term, including the renewable period, of more than twenty years.

     Leased  assets
     --------------
     Leases and hire purchase contracts that transfer substantially all the rewards and risks of ownership of assets to the Group, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the cost of the asset is capitalised at the present value of the minimum lease payments and recorded together with the obligation, excluding the interest element, to reflect the purchase and financing. Assets held under capitalised finance leases and hire purchase contracts are included in fixed assets and depreciated over the estimated useful lives of the assets or in the cases of finance leases, over the lease term, if this is shorter. The finance costs of such leases are charged to the profit and loss account so as to produce a constant periodic rate of charge over the lease terms.

     Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged or credited to the profit and loss account on the straight-line basis over the lease terms.


     Inventories
     -----------
     Inventories are stated at the lower of cost and net realisable value. Cost is determined on the first-in, first-out basis and, in the case of work in progress and finished goods, comprises direct materials, direct labour and an appropriate portion of overheads . Net realisable value is based on estimated selling prices less further costs expected to be incurred to completion and disposal.

     Film rights
     -----------
     The Group enters into licensing arrangements with film producers or their agents to obtain the right to manufacture laser discs, video cassette tapes, video compact discs and digital video discs of film titles for distribution in specified geographical area and time periods. Under these film licensing arrangements, predetermined advances or payments are payable by the Group at various stages: on signing of agreements, on first theatrical release in Hong Kong and on receipt of the master copy of the film by the Group. All advances made under these film licensing arrangements are shown in the balance sheet as film rights and any balance payable under the arrangement is shown as capital commitment. The advances are generally not refundable but can be used to set off against royalties payable by the Group under the respective licensing arrangements.

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Film rights  (continued)
     -----------
     Upon the release of the laser discs and video cassette tapes of film titles, the whole amount of the Film rights are charged to the profit and loss account. Upon the release of the video compact discs and digital video discs of film titles, the relevant portion of the film rights are charged to the profit and loss account.

     In cases where there is a permanent diminution in value of the film rights, the balance is written down to its estimated recoverable amount.

     Research and development costs
     ------------------------------
     All research costs are charged to the profit and loss account as incurred.

     Expenditure incurred on projects to develop new products is capitalised and deferred only when the projects are clearly defined; the expenditure is separately identifiable and can be measured reliably; there is reasonable certainty that the projects are technically feasible; and the products have commercial value. Product development expenditure which does not meet these criteria is expensed when incurred.

     Deferred development costs are amortised using the straight-line basis over the commercial lives of the underlying products not exceeding three years, commencing from the date when the products are put into commercial production.


     Deferred  expenditure
     ---------------------
     Deferred expenditure represents pre-operating expenses incurred in setting up and testing of the production line prior to the commencement of commercial operations and are amortised, using the straight-line basis, over periods not exceeding three years from the date of commencement of commercial operations.

     Revenue
     -------
     Revenue is recognised when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably, on the following bases:

     (a) on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer, provided that the Group maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold;

     (b) on the rendering of services, in the period in which such services are rendered;

     (c) interest, on a time proportion basis, taking into account the principal outstanding and the effective rate of interest applicable; and

     (d) rental income, in the period in which the properties are let out and on the straight-line basis over the lease terms.

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)

     Deferred taxation
     -----------------
     Deferred taxation is provided, using the liability method, on all signifi-cant timing differences to the extent it is probable that the liability will crystallise in the foreseeable future. A deferred tax asset is not recognised until its realisation is assured beyond reasonable doubt.

     Foreign currencies
     ------------------
     Foreign currency transactions are recorded at the rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates of exchange ruling at that date. Exchange differences are dealt with in the profit and loss account.

     On consolidation, the financial statements of overseas subsidiaries and associated companies are translated to Hong Kong dollars using the temporal method. The resulting translation differences are dealt with in the profit and loss account.

2.   RELATED PARTY TRANSACTIONS

     During the year, the Group had the following material transactions with related parties during the year:


                                          Notes            1999            1998
                                                            HK$             HK$
                                          -----     -----------     -----------

Rental  expenses paid to a related party    (i)       1,170,000       1,080,000
Interest expenses paid to a director       (ii)         155,682         209,161
Management fees from a related party      (iii)         300,000         300,000
Consultancy fee received from a related
  party                                    (iv)       4,400,000              --
Interest expenses paid to a related
  party                                     (v)         635,368         394,883

(i) Rental expenses were paid to related company of which a director of the Company is a shareholder and director, on a monthly basis of HK$97,500
       (1998:  HK$90,000).

(ii) Interest expenses were paid to Mr. Yin Siu Hung, a director of the Company, on the amount due to him. Interest expenses were calculated at 0.75% above prime rate per annum on the outstanding balance on a monthly basis.

(iii) The management fee income were received from City Records Limited, of which a director of the Company is a director and shareholder, on a monthly basis of HK$25,000.

(iv)   Consultancy fee arose from the  consultancy  services  provided to City
       Records Limited in respect of the development of 'Media Safe', a new technology for the prevention of the piration of CD and VCD. The consi-deration was based on arm length discussion between the management of the two parties.

                                       15



HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


2.   RELATED PARTY TRANSACTIONS (continued)

(v) Interest expenses were paid to City Records Limited on amount due to it. Interest expenses were calculated at 0.5% above prime rate per annum on the outstanding balance on a monthly basis.


3.   TURNOVER AND REVENUE

     Turnover represents the invoiced value of goods sold, net of discounts and returns, and services provided. Revenue from the following activities has been included in turnover.

                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Sale of goods                                  144,285,466     156,164,182
     Rendering of services                              392,190         266,936
                                                    -----------     -----------

                                                    144,677,656     156,431,118
                                                    ===========     ===========


4.   OPERATING LOSS

     The Group's operating loss is arrived at after charging:


                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Cost  of  inventories  sold                    118,457,480     119,766,672

     Depreciation:                                   19,763,838      14,031,928
       Owned  fixed  assets                          21,568,195      23,577,532
       Leased  fixed  assets
     Interest:                                       11,151,136       8,257,397
       On bank loans wholly repayable within
         five years                                     155,682         209,161
       On other  loans  wholly  repayable
         after five years                             2,932,101       3,952,564
       On obligations under finance leases                   --        (391,784)
                                                    -----------     -----------
     Less: Interest capitalised in fixed
       assets                                        14,238,919      12,027,338
                                                    -----------     -----------

     Amortisation  of deferred expenditure              623,154              --
     Amortisation  of  deferred  development
       costs                                          1,424,840              --
     Operating  lease  rentals  on  land
       and  buildings                                   334,684         245,168
     Auditors' remuneration                             522,951         456,891
     Provision for doubtful debts                     3,204,140       1,187,853
     Provision for  inventories                       4,973,268       2,449,509
     Exchange  loss,  net                             2,753,907         728,601


                                       16


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


4.   OPERATING LOSS (continued)

                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     and after crediting:

     Net rental income from land and buildings          250,953         220,000
       Gross rental income from investment
         properties                                     746,400         743,700
       Less:  Outgoings                                  (1,200)         (1,200)
                                                    -----------     -----------
       Net rental income from investment
         properties                                     745,200         742,500
                                                    -----------     -----------
       Gain on disposal of fixed assets               3,033,543          82,236
                                                    ===========     ===========


5.   DIRECTORS' REMUNERATION



                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Fees                                                    --             --
     Other emoluments                                 3,317,173       2,451,000
                                                    -----------     -----------
                                                      3,317,173       2,451,000
                                                      ===========   ===========


6.   TAXATION
     No provision for Hong Kong profits tax has been made as the Group did not generate any assessable profits arising in Hong Kong during the year (1998:
Nil).


                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Group:
       Hong Kong - overprovision in prior  year            (115)             --
       PRC - current  year                                2,144              --
       Deferred (note 17)                                    --        (200,000)
                                                    -----------     -----------
                                                          2,029        (200,000)
                                                    -----------     -----------
     Associated companies:
       Elsewhere                                              -         155,412
                                                    -----------     -----------
     Taxation charge/(credit)for the year                 2,029         (44,588)
                                                    ===========     ===========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


7.   FIXED ASSETS


                                                Leasehold                     Furniture,
                                 Investment      land and     Plant and     fixtures and        Motor
                                 properties     buildings     machinery        equipment     vehicles           Total
                                        HK$           HK$           HK$              HK$          HK$             HK$
                                 ----------     ---------     ---------     ------------     --------           -----

     Cost or valuation:
       At beginning of year       3,362,697   143,311,833   283,252,982       17,856,646    2,835,160    450,619,318
       Additions                          -             -     4,027,321          196,344            -      4,223,665
       Disposals                          -             -   (19,087,419)         (38,027)           -    (19,125,446)
       Reclassification                   -      (100,735)    2,078,884       (1,978,149)           -              -
                                  ---------   -----------   -----------       ----------    ---------    -----------
       At 30 June 1999            3,362,697   143,211,098   270,271,768       16,036,814    2,835,160    435,717,537
                                  ---------   -----------   -----------       ----------    ---------    -----------

       At cost                    3,362,697     9,211,098   270,271,768       16,036,814    2,835,160    301,717,537
       At valuation                       -   134,000,000             -                -            -    134,000,000
                                  ---------   -----------   -----------       ----------    ---------    -----------
                                  3,362,697   143,211,098   270,271,768       16,036,814    2,835,160    435,717,537
                                  ---------   -----------   -----------       ----------    ---------    -----------
     Accumulated depreciation:
       At beginning of year               -    10,185,087   125,929,320        8,138,020    1,900,257    146,152,684
       Provided during the year           -     2,792,284    36,538,847        1,746,151      254,751     41,332,033
       Disposals                          -             -  ( 15,964,369)         ( 5,474)           -    (15,969,843)
       Reclassification                   -       ( 1,199)       78,436         ( 77,237)           -              -
                                  ---------   -----------   -----------       ----------    ---------    -----------
       At 30 June 1999                    -    12,976,172   146,582,234        9,801,460    2,155,008    171,514,874
                                  ---------   -----------   -----------       ----------    ---------    -----------
     Net book value:
       At 30 June 1999            3,362,697   130,234,926   123,689,534        6,235,354      680,152    264,202,663
                                  =========   ===========   ===========       ==========    =========    ===========

       At 30 June 1998            3,362,697   133,126,746   157,323,662        9,718,626      934,903    304,466,634
                                  =========   ===========   ===========       ==========    =========    ===========


     Included in the total amount of fixed assets, the net book value of assets held under finance leases at 30 June 1999 amounted to HK$54,556,304 (1998:
HK$72,532,061).

     The investment properties are situated in Hong Kong and are held on long term leases.

     The locations of the Group's leasehold land and buildings, which are all held on long term leases, are as follows:


                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Situated in Hong Kong                          122,146,153     124,774,615
     Situated in the People's Republic of China       8,088,773       8,352,131
                                                    -----------     -----------
                                                    130,234,926     133,126,746
                                                    ===========     ===========

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


7.   FIXED ASSETS (continued)

     The leasehold land and buildings and investment properties were pledged to banks to secure banking facilities granted.

     The leasehold land and buildings were valued by the directors at 30 June 1994 based on valuation made by Brooke Hillier Parker, a firm of professional valuers, as at 20 May 1994, on an open market value existing use basis.

     The Group has adopted the transitional provisions of Statement of Standard Accounting Practice No. 17 "Property, plant and equipment" issued by the Hong Kong Society of Accountants of not making regular revaluations by class of those assets stated at revalued amounts based on revaluations which were reflected in the prior year consolidated financial statements.

     Had the Group's leasehold land and buildings been carried at cost less accumulated depreciation, they would have been included in the consolidated financial statements at approximately HK$70,683,000 (1998: HK$72,112,000).

8.   INTERESTS IN ASSOCIATED COMPANIES


                                                           1999            1998
                                                            HK$             HK$
                                                    -----------     -----------

     Share of net assets other than goodwill          4,289,545       4,190,565
     Capital reserve arising from                        27,019          27,019
       acquisition of associated companies            ---------       ---------
                                                      4,316,564       4,217,584
     Due from associated companies                       39,888          39,888
                                                      ---------       ---------
                                                      4,356,452       4,257,472
                                                      =========       =========

          The Group's share of the post-acquisition accumulated reserves of associated companies at 30 June 1999 was HK$2,216,881 (1998: HK$2,117,901).

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999




8. INTERESTS IN ASSOCIATED COMPANIES  (continued)

Particulars of the associated companies are as follows:


                                                                Issued          Percentage
                                        Place of                share           of equity
                                        incorporation/          capital/        attributable to
                                        registration            paid up         the Group               Principal
Name                                    and operations          capital         directly                activities

Pacific Fair Industrial
 Limited                                Hong Kong               HK$100          20                      Dormant

Speedy Video                            Malaysia                RM2,725,000     9.1                     Production,
 Distributors                                                                                           recording,
 Sdn. Bhd.                                                                                              distribution,
                                                                                                        wholesale,
                                                                                                        retailing in
                                                                                                        the sellthrough
                                                                                                        and rental
                                                                                                        of home
                                                                                                        entertainment
                                                                                                        and property
                                                                                                        investment


The amounts due from associated companies are unsecured, interest-free and have no fixed terms of repayment.



9. DEFERRED EXPENDITURE


                                                        1999            1998
Cost:                                                   HK$             HK$
 At beginning of year                              1,578,115               -
 Additions                                           412,189       1,578,115
                                                     -------       ---------
 At 30 June                                        1,990,304       1,578,115
    --                                             ---------       ---------
Accumulated amortisation:
 At beginning of year                                      -               -
 Additions                                           623,154               -
                                                     -------       ---------
 At 30 June                                          623,154               -
                                                     -------       ---------
Net book value:
 At 30 June                                        1,367,150       1,578,115
                                                   =========       =========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999




10. DEFERRED DEVELOPMENT COSTS

                                                                        HK$
Cost:
 Additions and balance at 30 June 1999                             8,558,012
                                                                   ---------

Accumulated amortisation:
 Provided during the year and balance at 30 June 1999              1,424,840
                                                                   ---------

Net book value:
 At 30 June 1999                                                   7,133,172
                                                                   =========







11. DUE FROM  DIRECTORS

Particulars of balance due from directors disclosed pursuant to Section 161B of the Hong Kong Companies Ordinance are as follows:



                                                                            Maximum
                                                        30 June         outstanding     I July          Security
Name of director                                           1999     during the year       1998              held
                                                             HK$                HK$        HK$

Ho Kin Man                                              166,000             176,000          -               Nil
Yiu Siu Hung                                             83,322             832,287          -               Nil
                                                         ------             =======     ------
                                                        249,322                              -
                                                        =======                         ======




The amounts due from directors are interest-free, unsecured and have no fixed terms of repayment.



12. INVENTORIES


                                                                 1999           1998
                                                                  HK$            HK$
Raw materials                                               3,854,225       5,984,339
Spare parts                                                 5,611,931       6,704,402
Work in progress                                              448,296         662,021
Finished goods                                             17,115,978      15,394,371
                                                           ----------      ----------
                                                           27,030,430      28,745,133
                                                           ==========      ==========



The carrying amount of inventories carried at net realisable value included in the above is HK$2,572,349 (1998: Nil).

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


3. FILM RIGHTS



                                                             1999            1998
                                                              HK$             HK$


Balance at beginning of year                            2,038,100       3,588,076
Advances and payments made and
   cost incurred during the year                          226,696       7,192,500
                                                          -------       ---------
                                                        2,264,796      10,780,576

Transfer to cost of production  and cost of  sales       (890,687)     (8,742,476)
                                                         --------      ----------
                                                        1,374,109       2,038,100
                                                        =========       =========



14.  BANKING FACILITIES

At the balance sheet date, the banking facilities of the Group were secured by the investment properties and leasehold land and buildings. In addition, the facilities were further secured by unlimited guarantees given by a related company and a director of the Company.


15 BANK LOANS,  SECURED




                                                             1999            1998
                                                              HK$             HK$
Repayable within Five years                            70,952,378      53,658,000
Portion classified as current liabilities             (48,381,496)    (40,012,000)
                                                      -----------     -----------
Long term portion                                      22,570,882      13,646,000
                                                       ==========      ==========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999



16. FINANCE LEASE PAYABLES


There were commitments under finance leases at the balance sheet date as follows:



                                                            1999            1998
                                                             HK$              HK$
Amounts payable:
 Within one year                                       12,683,839      12,622,652
 In the second to fifth years,  inclusive              14,058,895      23,397,637
                                                       ----------      ----------
Total minimum lease payments                           26,742,734      36,020,289
Future finance charges                                 (2,215,887)     (5,566,143)
                                                       ----------      ----------
Total net finance lease payables                       24,526,847      30,454,146
Portion  classified as current  liabilities           (11,043,514)     (9,560,440)
                                                      -----------      ----------
Long term portion of finance lease payables            13,483,333      20,893,706
                                                       ==========      ==========



17.  DEFERRED  TAXATION

Deferred taxation has been provided under the liability method at the rate of 16% (1998:16%) on timing difference between taxable profit and profit reported in the financial statements:




                                                             1999            1998
                                                              HK$              HK$

Balance at beginning of year                            7,586,260       7,786,260
Credit for the year (note 6)                                    -        (200,000)
                          -                             ---------       ---------
At 30 June                                              7,586,260       7,586,260
                                                        =========       =========



The principal components of the Group's deferred taxation liabilities/(assets) provided at the balance sheet date calculated at 16% (1998: 16%) are as follows:


                                                            1999            1998
                                                             HK$              HK$
Accelerated capital allowances                        13,151,597       13,151,597
Tax losses carried forward                            (5,037,337)      (5,037,337)
Others                                                  (528,000)        (528,000)
                                                        --------         --------
                                                       7,586,260        7,586,260
                                                       =========        =========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


17. DEFERRED TAXATION (continued)

The principal components of the Group's deferred taxation liabilities/(assets) not provided at the balance sheet date calculated at 16% (1888 : 16%) are as follows:



                                                            1999            1998
                                                             HK$              HK$

Accelerated capital allowances                         3,213,796        5,897,812
Tax losses carried forward                            (2,942,806)      (6,712,904)
Others                                                   528,000           16,000
                                                         =======           ======



Deferred taxation has not been provided on the revaluation of the leasehold land and buildings as, in the opinion of the directors, the disposal of such buildings would not result in a tax liability.




18. SHARE CAPITAL



Shares
                                                            1999            1998
                                                             HK$              HK$

Authorized:

  50,000 ordinary shares of US$1 each                    390,000          390,000
                                                         =======          =======
Issued and fully paid:

  1,000 ordinary shares of US$1 each                       7,800            7,800
                                                           =====            =====



The Company was incorporated with an authorised share capital of US$50,000 divided into 50,000 ordinary shares of US$1 each.

Share  option

In 1998, the Company had granted a share option to Poon Siu Sin, a director of a subsidiary, to subscribe for a maximum of 20 shares at an exercise price of US$1 per share. Poon Siu Sin did not exercise any share option during the year and all the share option were expired upon her resignation as the director of the subsidiary on 14 August 1999.

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999



19, RESERVES



                                                                                   Property
                                                        Capital         Share   revaluation
                                                        reserve       premium       reserve        Total
                                                            HK$            HK$          HK$          HK$

At 30 June 1998                                      19,449,604     38,292,309   65,448,830   123,190,743
Capital reserves arising  on   acquisition            1,289,358              -            -     1,289,358
  of  additional   interests in subsidiaries         ----------     ----------   ----------   -----------
At 30 June 1999                                      20,738,962     38,292,309   65,448,830   124,480,101
                                                     ==========     ==========   ==========   ===========



20. NOTES TO CONSOLIDATED CASH FLOW STATEMENT



(a) Reconciliation of operating loss to net cash inflow from operating activities


                                                            1999            1998
                                                             HK$              HK$
Operating loss                                       (12,000,382)     (6,355,443)
Interest income                                         (277,519)       (180,173)
Interest expenses                                     14,238,919      12,027,338
Depreciation                                          41,332,033      37,609,460
Amortisation  of deferred   expenditure                  623,154               -
Amortisation  of  deferred  development  costs         1,424,840               -
Gain on disposal of fixed assets                      (3,033,543)        (82,236)
Gain on disposal of interest in an associated company          -        (362,176)
Decrease in accounts  receivable, prepayment,
  deposits and other receivables                         740,681       9,039,397
Decrease/(increase) in inventories                     1,714,703      (5,750,667)
Decrease in film rights                                  663,991       1,549,976
Increase in amounts due from directors                  (249,322)              -
Increase/(decrease) in accounts payable and
  accrued liabilities                                 (2,129,088)      1,745,191
Increase/(decrease) in trust receipt loans, secured  (25,907,221)     27,890,740
Decrease in amount due to a related company           (2,514,791)              -
                                                      ----------      ----------
Net cash inflow from operating activities             14,626,455      77,131,407
                                                      ==========      ==========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


20.  NOTES TO CONSOLIDATED CASH FLOW STATEMENT (continued)

     (b) Analysis of changes in financing during the years

                                                                        Finance
                                                     Bank loans,          lease     Due to a      Minority
                                                         secured     obligation     director     interests
                                                             HK$            HK$          HK$           HK$
                                                     -----------     ----------     --------     ---------

     Balance at 1 July 1997                           50,697,400     31,101,495    8,884,159    10,393,167
     Cash inflow/(outflow) from financing              2,960,600    (25,474,676)  (8,613,816)   (1,713,199)
     Inception of finance lease contracts                      -      6,161,612            -             -
     Sales and leaseback transaction                           -     18,665,715            -             -
     Minority interests in profit after taxation               -              -            -       296,081
     Minority contribution on additional
       investment in subsidiaries                              -              -            -       150,036
                                                      ----------     ----------    ---------    ----------
     Balance at 30 June 1998 and
       I July 1998                                    53,658,000     30,454,146      270,343     9,126,085
     Cash inflow/(outflow) from financing             17,294,378     (5,927,299)    (270,343)     (146,801)
     Minority interests in profit after taxation               -              -            -       375,076
     Eliminated on additional investment in
       subsidiaries                                            -              -            -    (4,376,987)
                                                      ----------     ----------    ---------    ----------
     Balance at 30 June 1999                          70,952,378     24,526,847            -     4,977,373
                                                      ==========     ==========    =========     =========


21.  CONTINGENT LIABILITIES


                                                             1999         1998
                                                              HK$          HK$
                                                        ---------    ---------
     Guarantees given to independent third party          730,000      730,000
     Irrecoverable letters of credit                    1,173,364    4,383,068
                                                        =========    =========


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


22.  COMMITMENTS


                                                             1999         1998
                                                              HK$          HK$
                                                        ---------    ---------

     Capital commitments:
       Contracted for                                  14,959,989       26,000
                                                       ==========       ======

23.  LONG SERVICE PAYMENTS

     At the balance sheet date, the Group had a number of employees who have completed the required number of years of service under Hong Kong Employment Ordinance (the "Ordinance") to be eligible for long service payment on termination of their employment. The Group is only liable to make such payments if the termination of employment meets the circumstances which are specified in the Ordinance. Had the employment of all eligible employees been terminated on 30 June 1999 under the circumstances specified by the Ordinance, the maximum potential exposure would have been approximately HK$2,979,076 (1998:
HK$2,623,715). No provision has been made in the financial statements in respect of such long service payments.


24.  DETAILS OF  SUBSIDIARIES

     Particulars of the  subsidiaries  are as follows:


                                                                        Issued              Percentage
                                                    Place of          ordinary            of equity
                                              incorporation/    share capital/           attributable
                                               registration         registered          to the Company          Principal
     Name                                    and operations            capital     Directly     Indirectly     activities
                                             --------------     --------------     --------     ----------     ----------

     Anwell Industrial Limited               Hong Kong          HK$2,000,000           100               -     Trading of cassette
                                                                                                               tapes, compact discs
                                                                                                               boxes and norelco
                                                                                                               boxes

     City Entertainment Services Limited     British Virgin     US$8                   100               -     Dormant
                                             Islands

     Daiichi Records Limited                 Hong Kong          HK$2                     -             100     Distribution and
                                                                                                               trading of records,
                                                                                                               cassette tapes and
                                                                                                               compact discs


HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


24.  DETAILS OF SUBSIDIARIES (continued)


                                                                        Issued              Percentage
                                                    Place of          ordinary            of equity
                                              incorporation/    share capital/           attributable
                                               registration         registered          to the Company          Principal
     Name                                    and operations            capital     Directly     Indirectly     activities
                                             --------------     --------------     --------     ----------     ----------

     Guang Zhou Anwell                             People's      HK$31,000,000            -             90     Manufacture and
       Moulding Industries                         Republic                                          (note)    sale of cassette
                                                                                                               shells, compact
       Limited                                     of China                                                    disc boxes and
     ("GZ Anwell")                                                                                             norelco boxes

     Harmonic (Holdings)                     British Virgin           US$1,000          100               -    Investment
       Limited                                      Islands                                                    holding

     Harmonic Hall Optical                 Hong Kong HK$100             HK$100           95               -    Duplication,
       Disc Limited                                                                  (note)                    loading, packing
     ("Harmonic Optical                                                                                        and sale of
     Disc")                                                                                                    audio cassette
                                                                                                               tapes, compact
                                                                                                               discs and
                                                                                                               laser discs

     City Laser & Video                           Hong Kong               HK$2            -             100    Production,
       Company Limited                                                                                         distribution
                                                                                                               and trading of
                                                                                                               video cassette
                                                                                                               tapes, laser discs,
                                                                                                               video compact
                                                                                                               discs & digital
                                                                                                               video discs

     Tap Investment Limited                       Hong Kong             HK$9,002        100               -    Property
                                                                                                               investment

     Harmonic Hall                           British Virgin                 US$1        100               -    Dormant
       International Limited                        Islands

     Rich Union                              British Virgin             US$1,000        100               -    Investment
       International Limited                        Islands                                                    holding

     Kiat Koon Limited                       British Virgin                 US$1          -             100    Trading of
                                                    Islands                                                    compact discs boxes

HARMONIC HALL INVESTMENT HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
30 June 1999


24. DETAILS OF SUBSIDIARIES (continued)


                                                                 Issued          Percentage
                                             Place of          ordinary           of equity
                                       incorporation/    share capital/        attributable
                                         registration        registered      to the Company          Principal
Name                                   and operations           capital    Directly  Indirectly     activities



Siam Orchid                            British Virgin              US$1           -     95           Trading of
                                                                                                    compact discs
  International Limited                       Islands

Harmonic Hall                               Hong Kong              HK$2           -     95           Production,
Recordable Media                                                                                     distribution and
Limited                                                                                              trading of
                                                                                                     rewritable
                                                                                                     compact discs

Rosedale Studio                              People's       RMB 800,000           -    100           Production,
  Company Limited                            Republic                                  (note)        distribution and
  ("Rosedale")                               of China                                                trading of audio
                                                                                                     & video products



In 1998, the Company's subsidiaries, New City Laser & Video Company Limited and United Basic Laser & Video Company Limited, had applied for voluntarily liquidation.

Note:   During the year, the Group had acquired an additional  interests of 10%,
        2%  and  20%  in  GZ  Anwell,   Harmonic   Optical  Disc  and  Rosedale,
        respectively.


25. COMPARATIVE AMOUNTS

Certain comparative amounts have been reclassified to conform with the current year's presentation,


26. APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the board of directors on 31 March 2000.